UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington 98101

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Washington Federal, Inc. 2011 Incentive Plan

Effective January 19, 2011, the shareholders of Washington Federal, Inc. (the “Company”) approved the 2011 Incentive Plan (the “Plan”) by the vote set forth below. Effective upon such approval, no further awards will be granted under the Company’s 2001 Long-Term Incentive Plan.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 12, 2010. A copy of the Plan is filed as Exhibit 10.1 hereto and incorporated by referenced herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 19, 2011. The four items voted upon by shareholders included the election of two directors, each for a three-year term, the adoption of the Washington Federal, Inc. 2011 Incentive Plan, the approval of a non-binding, advisory proposal on the compensation of Washington Federal executive officers and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2011. The results of the voting were as follows:

	Votes Cast		Votes Withheld	Total Votes Cast
	For	Against
Election of Directors
Anna C. Johnson - 3-year term	90,029,550	—	1,888,867	91,918,417
Charles R. Richmond - 3-year term	90,554,479	—	1,364,015	91,918,494

Adoption of 2011 Incentive Plan	82,323,307	8,452,114	1,138,123	91,913,544

Advisory vote on executive compensation	88,771,469	1,696,887	1,393,563	91,861,919

Ratify appointment of Deloitte & Touche LLP	103,550,231	677,174	59,831	104,287,236

Based on the results above, all of the business voted on by the shareholders was approved.

Item 9.01.	Financial Statements and Exhibits

10.1      Washington Federal, Inc. 2011 Incentive Plan*

*	Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2011	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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